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                                                              April 24, 1996

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927-5000

Paul Brissette
299 Royal Palm Way
Boca Raton, FL 33432

Brissette Broadcasting Corporation
299 Royal Palm Way
Boca Raton, FL 33432

Gentlemen:

         Reference is made to the Stock  Purchase  Agreement  dated December 15,
1995 (as amended by the first amendment dated April 11, 1996, the "Stock Purchase Agreement") by and among Benedek Broadcasting Corporation, as Purchaser, General Electric Capital Corporation and Paul Brissette, as Sellers, and Brissette Broadcasting Corporation relating to the capital stock of Brissette Broadcasting Corporation. Any capitalized term used herein without definition shall have the meaning provided therefor in the Stock Purchase Agreement.

         The following shall constitute the second amendment to the Stock Purchase Agreement:

         1. Section 2(a) of the Stock Purchase Agreement is amended to provide that Purchaser shall pay the entire purchase price in cash and that simultaneously therewith, GE Capital will purchase the Issuer Preferred Stock for $45.0 million in cash. GE Capital may direct Purchaser to provide for the issuance of a portion of the Issuer Preferred Stock to Brissette. For purposes of Section 15(e) of the Stock Purchase Agreement, the Cash Purchase Price shall continue to mean the sum of $225.0 million.

         2. Except as amended hereby, the Stock Purchase Agreement shall remain in full force and effect.



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         If the foregoing  correctly sets forth our agreement and understanding, please sign where indicated below. This second amendment may be signed in counterparts, which, taken together, shall constitute one agreement.

                                             Very truly yours,

                                             BENEDEK BROADCASTING CORPORATION


                                             By:  /s/ K. James Yager
                                                  ----------------------
ACCEPTED AND AGREED TO:

GENERAL ELECTRIC CAPITAL CORPORATION


By:  /s/ John  L. Flannery
     ---------------------------


/s/ Paul Brissette
    ---------------------------
Paul Brissette, individually


BRISSETTE BROADCASTING CORPORATION


By:  /s/ Paul Brissette
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